UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) December 19, 2022

BERKSHIRE HATHAWAY INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	001-14905	47-0813844
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

3555 Farnam Street
Omaha, Nebraska	68131
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(402) 346-1400

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock	BRK.A	New York Stock Exchange
Class B Common Stock	BRK.B	New York Stock Exchange
0.750% Senior Notes due 2023	BRK23	New York Stock Exchange
0.625% Senior Notes due 2023	BRK23A	New York Stock Exchange
1.300% Senior Notes due 2024	BRK24	New York Stock Exchange
0.000% Senior Notes due 2025	BRK25	New York Stock Exchange
1.125% Senior Notes due 2027	BRK27	New York Stock Exchange
2.150% Senior Notes due 2028	BRK28	New York Stock Exchange
1.500% Senior Notes due 2030	BRK30	New York Stock Exchange
2.000% Senior Notes due 2034	BRK34	New York Stock Exchange
1.625% Senior Notes due 2035	BRK35	New York Stock Exchange
2.375% Senior Notes due 2039	BRK39	New York Stock Exchange
0.500% Senior Notes due 2041	BRK41	New York Stock Exchange
2.625% Senior Notes due 2059	BRK59	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 19, 2022, Thomas S. Murphy, Jr. was elected to Berkshire’s Board of Directors to fill the vacant Board of Directors position resulting from the death of Board Member David Gottesman on September 28, 2022. There were no arrangements or understandings between Mr. Murphy and any of the members of the Board of Directors in connection with his election. At this date, there has been no determination as to what committees of the Board of Directors that Mr. Murphy will be named.

Berkshire Hathaway issued a press release announcing Mr. Murphy’s election to Berkshire’s Board of Directors. A copy of the press release is attached as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits

99.1	Press Release issued by Berkshire Hathaway Inc. dated December 19, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 19, 2022	BERKSHIRE HATHAWAY INC.

/s/ Marc D. Hamburg
	By:	Marc D. Hamburg
Senior Vice President and Chief Financial Officer